Exhibit 99.2

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Annual Report of Landec Corporation (the "Company") on Form 10-K for the period ending October 27, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Gregory S. Skinner, Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:  January 24, 2003

                                        /s/ Gregory S. Skinner
                                        ----------------------------------------
                                        Gregory S. Skinner
                                        Vice President and
                                        Chief Financial Officer
                                        (Principal Accounting Officer)